EXHIBIT    16

ACCOUNTANT LETTER


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      HIXSON, MARIN, POWELL & DESANCTIS, P.A. CERTIFIED PUBLIC ACCOUNTANTS
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 DAVID L. HIXSON, C.P.A.                              RAYMOND F. MARIN, C.P.A.
DONALD F. POWELL, C.P.A.                            PETER V. DE SANCTIS, C.P.A.


16100 NORTHEAST 16TH AVENUE, SUITE B                         3300 PGA BOULEVARD
NORTH MIAMI BEACH, FLORIDA 33162                       GARDENS PLAZA, SUITE 810
DADE: (305) 944-7001                               PALM BEACH GARDENS, FL 33410
BROWARD: (954) 920-1311                                     TEL: (561) 624-5700
FAX: (305) 944-6637                                         FAX: (561) 624-5702

RESPOND TO:  [X]                                   RESPOND TO:



March 19, 1999


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

RE:  International Realty Group, Inc.

Dear Sir/ Madam:

Pursuant to the request of the above referenced Company, we affirm that:

      1. We have read the Company's response to Item 4 of Form 8-K dated March 16, 1999, and;

      2.    We agree with the response.


Sincerely,

Hixson, Marin, Powell & DeSanctis, P.A.


By: /s/ Raymond F. Marin
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   Raymond F. Marin